UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 22, 2025

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2025, the Board of Directors of MicroVision, Inc. elected Laura Peterson to serve as a member of the Board and simultaneously accepted the resignation of Dr. Mark Spitzer, with both actions effective immediately. Further, the Board named Ms. Peterson as Chair of the Nominating & Governance Committee and as a member of the Compensation Committee, succeeding Dr. Spitzer in both committee roles.

Ms. Peterson, age 65, served as Executive Vice Chair of Palladyne AI Corp. (NASDAQ: PDYN) (formerly, Sarcos Technology and Robotics Corporation), a global technology and artificial intelligence leader, from February 2024 to February 2025. Previously at Palladyne AI, she served as President and Chief Executive Officer from October 2023 to February 2024, having served in those roles on an interim basis from May 2023 to October 2023. Ms. Peterson served on the Palladyne AI Board of Directors from September 2021 through February 2025. Ms. Peterson served on the Board of Directors of Air Transport Services Group, Inc. (NASDAQ: ATSG), a provider of aircraft leasing and air transportation services, from June 2018 until its sale to a private equity firm in April 2025. Previously, Ms. Peterson served in executive roles at The Boeing Company and its Boeing Commercial Airplanes, or BCA, division, a global manufacturer of jetliners. From 2012 to 2016, she served as BCA’s Vice President, China Business Development and prior to that, since 1994, held roles in aircraft sales, international business development, global strategy, government relations, and homeland security. She served on the Executive Leadership Team of BCA, as well as on the Executive Leadership Teams of BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. Ms. Peterson holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from The Wharton School at the University of Pennsylvania. She is a Fellow of the Stanford Distinguished Careers Institute.

A description of the compensation payable to Ms. Peterson for her services as a director is set forth under the caption “Director Compensation for 2024” in the MicroVision definitive proxy statement dated April 28, 2025.

Dr. Spitzer’s retirement, and related resignation from the Board, was not due to any disagreement with the company or any matter relating to MicroVision’s operations, policies, or practices.

A copy of the press release announcing the appointment of Ms. Peterson and retirement of Dr. Spitzer is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
99.1	Press Release of MicroVision, Inc. dated July 24, 2025
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: July 24, 2025